Exhibit 10.13

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of June 25, 2015 by and between Rapid7, Inc. a Delaware corporation (the “Corporation”) and the persons listed on the signature pages to this Agreement as “Purchasers” (each a “Purchaser” and together the “Purchasers”).

WHEREAS, the Purchasers desire to purchase from the Corporation, and the Corporation desires to sell and issue to the Purchasers, $5.0 million of the Corporation’s common stock, $0.01 par value per share (the “Common Stock”), concurrently with the consummation of the Corporation’s first underwritten public offering of its Common Stock (the “IPO”) at a purchase price per share equal to the price per share of Common Stock sold to the public in the IPO (the “IPO Price”) (such IPO closing time and IPO Price as set forth on the cover of the Final Prospectus (as defined below) to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424 of the Securities Act of 1933, as amended (the “Securities Act”)), subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the parties hereto have executed this Agreement on the date first written above, which is prior to the effectiveness of the registration statement on Form S-1 filed by the Corporation with the SEC for the IPO.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

Section 1. Purchase and Sale of the Common Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Corporation agrees to issue and sell to the Purchasers the number of shares of Common Stock (the “Purchaser Shares”) equal to that whole number which, when multiplied by the IPO Price, is equal to (or as close as possible to, but no more than) the amount set forth next to each Purchaser’s name on Exhibit A to this agreement (the “Purchase Amounts”). The Purchasers agree to purchase from the Corporation at the Closing the Purchaser Shares, free and clear from any lien or encumbrances, for an aggregate purchase price equal to the Purchase Amounts.

Section 2. Closing. The closing of the sale and purchase of the Purchaser Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures, or at such other location as may be agreed upon by the Corporation and the Purchasers, after the satisfaction or waiver of each of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) concurrently with the closing of the IPO. At the Closing, the Corporation shall issue and deliver to the Purchasers or their designated affiliates a certificate for shares of Common Stock, registered in the name of the Purchasers or their designated affiliates (or, in the event the Common Stock is issued in an uncertificated form, such other evidence of ownership), in the amount representing the number of Purchaser Shares, as determined pursuant to Section 1, against payment by the Purchasers or their designated affiliates to the Corporation of the Purchase Amounts in the form of wire transfers of immediately available funds to a bank account designated by the Corporation.

Section 3. Representations and Warranties of the Corporation. The Corporation represents and warrants to the Purchasers as follows:

3.1 Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed

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to be conducted by it and to carry out the transactions contemplated by this Agreement. The Corporation is duly qualified as a foreign corporation and is in good standing in all such jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified would not materially and adversely affect the financial condition, results of operations, assets, liabilities or business of the Corporation (a “Material Adverse Effect”).

3.2 Capitalization. Immediately prior to the Closing and after giving effect to the issuance, purchase and sale of shares in the IPO and the issuance, purchase and sale of the Purchaser Shares, the Corporation’s capitalization shall be as set forth in the Registration Statement (as defined herein).

3.3 Authorization of this Agreement. The execution, delivery and performance by the Corporation of this Agreement have been duly authorized by all requisite corporate action. The Corporation has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)). The execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Purchaser Shares, and compliance with the provisions hereof by the Corporation do not and will not, with or without the passage of time or the giving of notice or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation, the Amended and Restated Certificate of Incorporation of the Corporation, as currently in effect, or the Amended and Restated Bylaws of the Corporation, as currently in effect (collectively, the “Organizational Documents”), or any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body.

3.4 Authorization of the Purchaser Shares. The issuance, sale and delivery hereunder by the Corporation of the Purchaser Shares have been duly authorized by all requisite corporate action of the Corporation, and when so issued, sold and delivered the Purchaser Shares will be validly issued free and clear of all liens and encumbrances and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

3.5 No Governmental Consent or Approval Required. No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Corporation for or in connection with the valid and lawful authorization, execution and delivery by the Corporation of this Agreement or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Purchaser Shares, except exemptive filings under applicable securities laws, which are not required to be made until after the Closing and which shall be made on a timely basis.

3.6 Registration Statement. The Registration Statement, as of the date when it is declared effective by the SEC, will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder and as of such date will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preliminary prospectus contained in the Registration Statement as of the date hereof does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Final Prospectus, (A) at the time of filing of the Final

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Prospectus pursuant to Rule 424(b) and (B) on the date of Closing, will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. “Registration Statement” means the registration statement of the Corporation on Form S-1 (File No. 333-204874) as amended, including any prospectus filed and to be filed pursuant to Rule 424 under the Securities Act, and any free writing prospectuses, relating to the IPO. “Final Prospectus” means the prospectus of the Corporation filed pursuant to Rule 424 under the Securities Act that discloses the public offering price, other information included pursuant to Rule 430A and other final terms of the Common Stock and otherwise satisfies Section 10(a) of the Securities Act.

3.7 Non-Contravention. Other than as disclosed in the Registration Statement, the Corporation is not in violation or default in any material respect of any provision of the Organizational Documents, or of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Corporation, except for such violations or defaults of any federal or state statute, rule or regulation that could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Corporation’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Corporation or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Corporation, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

3.8 No Registration. Assuming the accuracy of the representations and warranties of the Purchasers in Section 4 herein, the issuance of the Purchaser Shares to the Purchasers is exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Section 4. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Corporation as follows:

4.1 Purchase for Investment. The Purchaser is acquiring the Purchaser Shares purchasable by it hereunder for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

4.2 Unregistered Securities; Legend. The Purchaser understands that the Purchaser Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such rules and regulations thereunder, that the Purchaser Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such state securities laws or a subsequent disposition thereof is exempt from registration, that the certificates for the Purchaser Shares shall bear a legend as set forth in Section 12 (unless and until such legend is removed in accordance with Section 5.2), and that appropriate stop transfer instructions may be issued. The Purchaser further understands that such exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent expressed herein.

4.3 Status of Investor. The Purchaser has not been formed for the specific purpose of acquiring the Purchaser Shares pursuant to this Agreement. The Purchaser understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Corporation that the Purchaser is an “accredited investor” for purposes of acquiring the Purchaser Shares purchasable by it hereunder.

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4.4 Knowledge and Experience; Economic Risk. The Purchaser has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. The Purchaser is able to bear the economic risk of such investment, including a complete loss of the investment.

4.5 Access to Information. The Purchaser acknowledges that it and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Corporation concerning the Corporation and its business and the transactions contemplated by this Agreement and to obtain any additional information which the Corporation possesses or can acquire that is necessary to verify the accuracy of the information regarding the Corporation herein set forth or otherwise desired in connection with the Purchaser’s purchase of the Purchaser Shares purchasable by it hereunder.

4.6 Place of Business. The Purchaser has listed its principal place of business or registered address under its name on the signature page hereto.

4.7 Authorization of this Agreement. The Purchaser has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

Section 5. Covenants of the Corporation

5.1 NASDAQ Listing. The Corporation shall use its reasonable efforts to cause the Common Stock subject to the IPO to be listed on the Nasdaq Global Market at the Closing, subject to official notice of issuance.

5.2 Removal of Legends. It is understood and agreed by the Corporation that the restrictive legends and stop transfer instructions described in Section 4.2 will be removed at the time the Purchaser Shares are registered under the Securities Act and sold pursuant to such registration, or are sold or to be sold under Rule 144 under the Securities Act, or otherwise in connection with a transfer pursuant to an exemption from registration under the Securities Act.

Section 6. Conditions Precedent to Closing by the Purchasers. The obligation of the Purchasers to purchase and pay for the Purchaser Shares at the Closing is subject to satisfaction (or waiver by the Purchasers) of the following conditions precedent at or before the Closing:

6.1 Representations and Warranties Correct. Each of the representations and warranties of the Corporation contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing, and (b) those representations and warranties which (i) are qualified as to materiality or (ii) provide that the Corporation’s failure to comply with such representation or warranty would not result in a Material Adverse Effect shall be true and accurate in all respects as of the Closing.

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6.2 Closing of IPO. The IPO shall have closed and the underwriters shall have purchased, concurrently with the purchase and sale of the Purchaser Shares by the Purchasers hereunder, the number of shares set forth on the cover of the Final Prospectus at the IPO Price (less any underwriting discounts or commissions).

6.3 NASDAQ Listing. The Common Stock subject to the IPO shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

6.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Purchaser Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

Section 7. Conditions Precedent to Closing by the Corporation. The obligation of the Corporation to issue and sell the Purchaser Shares being sold to the Purchasers at the Closing is subject to satisfaction (or waiver by the Corporation) of the following conditions precedent at or before the Closing:

7.1 Representations and Warranties Correct. The representations and warranties made in Section 4 hereof by the Purchasers shall be true and correct in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

7.2 Consents, Permits and Waivers. The Corporation shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

Section 8. Fees and Expenses. Each party to this Agreement shall bear all of its own fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including all fees of such party’s legal counsel.

Section 9. Remedies. In case any one or more of the representations, warranties, covenants or agreements set forth in this Agreement shall have been breached by the Corporation, the Purchasers may proceed to protect and enforce their rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement.

Section 10. Indemnification; Limitations on Liability. The Corporation shall indemnify, defend and hold the Purchasers harmless from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), which would not have been incurred if (a) all of the representations and warranties of the Corporation in Section 3 of this Agreement had been true and correct when made and at the time of the Closing and (b) all of the covenants and agreements of the Corporation in this Agreement had been duly and timely complied with and performed; provided, however, that the aggregate liability of the Corporation to the Purchasers under this Section 10 shall not exceed the Purchase Amount.

Section 11. Survival of Representations, Warranties and Agreements. The covenants, representations and warranties of the parties contained herein shall survive any Closing hereunder. Each of the parties may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person.

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Section 12. Legend. It is understood that the certificates evidencing the Purchaser Shares may bear the following legend (or substantially similar legends) until the time set forth in Section 5.2:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Section 13. Entire Agreement; Effect on Prior Documents. This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.

Section 14. Notices. All notices, requests, consents and other communications hereunder (“Notices”) to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) three days after being duly sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident, which Notices must be sent in the manner specified in clause (a) or (c)), or (c) two days after being duly sent by DHL, Federal Express or other recognized express international courier service:

(a)	if to the Corporation, to:

Rapid7, Inc.
100 Summer Street
13th Floor
Boston, MA 02110
Attn: Peter Kaes, VP Legal
Email: Peter_Kaes@rapid7.com
Fax: (617) 507-6488

with a copy to:

Cooley LLP
500 Boylston St.
Boston, MA 02116
Attn: Nicole C. Brookshire, Esq.
Email: nbrookshire@cooley.com
Fax: (617) 937-2400

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(b)	if to the Purchasers, to:

Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Attn: Frederic D. Fenton
Email: rfenton@tcv.com
Fax: (650) 614-8222

with a copy to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attn: Carol Anne Huff, Esq.
Email: carolanne.huff@kirkland.com
Fax: (312) 862-2200

Section 15. Amendments; Waivers. This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by the written agreement of the Corporation and the Purchasers.

Section 16. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

Section 17. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 18. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

Section 19. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

Section 20. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, each of the successors and assigns of the parties hereto and, except as otherwise expressly provided herein, each other person who shall become a registered holder named in a certificate evidencing the Purchaser Shares transferred to such holder by a Purchaser or its permitted transferees, and (except as aforesaid) its legal representatives, successors and assigns.

Section 21. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 22. Termination. This Agreement shall automatically terminate and be of no further effect if the Company’s Registration Statement relating to the IPO has not been declared effective by the U.S. Securities and Exchange Commission on or before August 12, 2015. The provisions of Sections 8, 13 through 15, and 17 through 21 shall survive any termination hereof pursuant to this Section 22.

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IN WITNESS WHEREOF, the undersigned have executed this Common Stock Purchase Agreement as of the day and year first written above.

CORPORATION:

RAPID7, INC.

By:	/s/ Corey Thomas
Name:	Corey Thomas
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Common Stock Purchase Agreement as of the day and year first written above.

PURCHASERS:

TCV VII, L.P.

By:	Technology Crossover Management VII, L.P.
Its:	General Partner

By:	Technology Crossover Management VII, Ltd.
Its:	General Partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory
Address:	528 Ramona Street, Palo Alto, CA 94301

TCV VII (A), L.P.

By:	Technology Crossover Management VII, L.P.
Its:	General Partner

By:	Technology Crossover Management VII, Ltd.
Its:	General Partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory
Address:	528 Ramona Street, Palo Alto, CA 94301

TCV MEMBER FUND, L.P.

By:	Technology Crossover Management VII, Ltd.
Its:	General Partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory
Address:	528 Ramona Street, Palo Alto, CA 94301

[SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

EXHIBIT A

PURCHASE AMOUNTS

Purchaser Name	Purchase Amount
TCV VII, L.P. 528 Ramona Street Palo Alto, CA 94301	$3,270,295.74
TCV VII (A), L.P. 528 Ramona Street Palo Alto, CA 94301	$1,698,341.95
TCV MEMBER FUND, L.P. 528 Ramona Street Palo Alto, CA 94301	$31,362.31

Total	$5,000,000